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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2008 (November 7, 2008)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 E. Las Olas Boulevard, Suite 1730A, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (954) 761-2200

                              Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 7, 2008, Butler Service Group, Inc. (“BSG”) and its affiliates, including Butler International, Inc. (the “Registrant”), entered into a Second Amendment to Forbearance Agreement in connection with the Third Amended and Restated Credit Agreement (“Second Amendment”) with General Electric Capital Corporation as Agent and Lender (“GECC”). The Second Amendment provides, among other matters, that GECC will until November 14, 2008, or the date upon which a Forbearance Default (as defined) occurs, forbear from the exercise of any of its rights and remedies arising out of certain Events of Default (as defined).

The foregoing description of the Second Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Second Amendment filed as Exhibit 10.1 hereto and incorporated herein in its entirety by this reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The exhibits listed below are being furnished pursuant to Item 9.01.

Exhibit Number	Description
10.1

Second Amendment to Forbearance Agreement, dated as of November 7, 2008, by and among Butler Service Group, Inc., certain of its affiliates, and GECC in its individual capacity and as agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008	BUTLER INTERNATIONAL, INC.

By: /s/ Edward M. Kopko
Edward M. Kopko
Chief Executive Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1

Second Amendment to Forbearance Agreement, dated as of November 7, 2008, by and among Butler Service Group, Inc., certain of its affiliates, and GECC in its individual capacity and as agent for the Lenders.

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